Exhibit 10
                           NBC CAPITAL CORPORATION

                 2001 LONG-TERM INCENTIVE COMPENSATION PLAN


                          (Effective June 13, 2001)



                              TABLE OF CONTENTS
                                                                  Page

ARTICLE I - DEFINITIONS. . . . . . . . . . . . . . . . . . . .      2

ARTICLE II - ADOPTION; RESERVATION OF SHARES . . . . . . . . .      5
Adoption and Effective Date  . . . . . . . . . . . . . . . . .      5
Duration . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Number and Type of Shares  . . . . . . . . . . . . . . . . . .      6
Replenishment  . . . . . . . . . . . . . . . . . . . . . . . .      6
Adjustment . . . . . . . . . . . . . . . . . . . . . . . . . .      6

ARTICLE III - PARTICIPATION  . . . . . . . . . . . . . . . . .      7
Eligibility  . . . . . . . . . . . . . . . . . . . . . . . . .      7
No Continued Employment  . . . . . . . . . . . . . . . . . . .      7

ARTICLE IV - ADMINISTRATION OF PLAN  . . . . . . . . . . . . .      7
Composition of Committee . . . . . . . . . . . . . . . . . . .      7
Power and Authority  . . . . . . . . . . . . . . . . . . . . .      7
Exercise of Power by Board . . . . . . . . . . . . . . . . . .      8

ARTICLE V - GENERAL PROVISIONS . . . . . . . . . . . . . . . .      8
Vesting  . . . . . . . . . . . . . . . . . . . . . . . . . . .      8
Performance Objectives . . . . . . . . . . . . . . . . . . . .      9

ARTICLE VI - OPTIONS . . . . . . . . . . . . . . . . . . . . .      9
Grant of Options . . . . . . . . . . . . . . . . . . . . . . .      9
Rights as Stockholder  . . . . . . . . . . . . . . . . . . . .     10
Effect of a Severance of Employment  . . . . . . . . . . . . .     10
Manner of Exercise; Issuance of Common Stock . . . . . . . . .     11

ARTICLE VII - MISCELLANEOUS  . . . . . . . . . . . . . . . . .     12
Amendment and Termination  . . . . . . . . . . . . . . . . . .     12
Transferability of Incentives  . . . . . . . . . . . . . . . .     12
Withholding  . . . . . . . . . . . . . . . . . . . . . . . . .     12
Lapse of Restrictions Upon Change in Control . . . . . . . . .     12
Agreements . . . . . . . . . . . . . . . . . . . . . . . . . .     13
Additional Legal Requirements  . . . . . . . . . . . . . . . .     13
Governing Law  . . . . . . . . . . . . . . . . . . . . . . . .     13
Other Benefits . . . . . . . . . . . . . . . . . . . . . . . .     13





                        NBC CAPITAL CORPORATION
              2001 LONG-TERM INCENTIVE COMPENSATION PLAN

	NBC Capital Corporation, a corporation organized and existing under the laws of the State of Mississippi (the "Company"), hereby establishes the 2001 Long-Term Incentive Compensation Plan (the "Plan"). The Plan is intended to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant of certain incentives, all as more fully set forth below.

                                 ARTICLE I
                                DEFINITIONS

     1.1 Affiliate: means any corporation or other form of entity which the Company owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

     1.2 Board or Board of Directors: means the Board of Directors of the Company.

     1.3 Cause: unless otherwise expressly defined in an agreement between the Company (or an Affiliate) and a Participant hereunder, Cause means that a Participant has:

     a. Committed an intentional act of fraud, embezzlement or theft in the course of his or her employment or otherwise engaged in any intentional misconduct that is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation;

     b. Committed intentional damage to the property of the Company (or an Affiliate) or committed intentional wrongful disclosure of confidential information that is materially injurious to the Company's (or an Affiliate's) financial condition or business reputation;
         or

     c. Intentionally refused to perform the material duties of his or her position.

No act or failure to act on the part of the Participant will be deemed "intentional" if it was due primarily to an error in judgment or negligence, but will be deemed "intentional" only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company (or an Affiliate). The Committee (or its designee) shall determine whether any separation from service is on account of Cause.

     1.4   Change in Control: means and shall be deemed to occur:

     a. With respect to any Participant hereunder, if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than the Company or any "person" who on the effective date of this Plan is a director or officer of the Company or an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)) sponsored by the Company or an Affiliate, is or becomes the "beneficial owner" (as determined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, and (ii) such Participant's employment with the Company and all of its Affiliates shall be involuntarily terminated, without Cause, or terminated by such Participant on account of Good Cause
         (as defined below), during the six months preceding or the two years following the occurrence of the event described in subparagraph (i) hereof.

     b. During any period of 24 consecutive months after the effective date of this Plan, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period shall have been approved in advance by directors representing at least 80% of the directors then in office who were directors at the beginning of such period.

     c. The Company shall be party to a merger or consolidation with another corporation and, as a result of such transaction, less than 50% of the then outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company other than "affiliates" (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any party to such transaction, as the same shall have existed immediately before such transaction.

     d. The Company sells, leases, or otherwise disposes of, in one transaction or in a series of related transactions, all or substantially all of its assets.

     e. The shareholders of the Company approve a plan of dissolution or liquidation.

     f. The Company sells or otherwise disposes of, in one or a series of related transactions, all or substantially all of its interest in the National Bank of Commerce, whether by merger, transfer, or otherwise.

For this purpose, Good Cause means a material diminution in a Participant's compensation, activities or duties and responsibilities or that such Participant is required to relocate his or her principal residence a distance of more than 100 miles from its location as of the date on which an event described in Section 1.41(i) occurs. The Committee shall, in good faith, determine the occurrence of a Change in Control hereunder and promptly notify each affected participant thereof.

     1.5 Code: means the Internal Revenue Code of 1986, as amended.

     1.6 Committee: means the persons appointed in accordance with the provisions of Section 4.1 hereof to administer this Plan.


     1.7 Common Stock: means $1.00 par value voting common stock issued by the Company.

     1.8 Disabled or Disability: means that an Employee is actually receiving benefits under the Company's (or an Affiliate's) separate long-term disability plan.

     1.9 Employee: means a regular, common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company's (or Affiliate's) standard personnel policies and practices, but excluding individuals who are classified by the Company (or Affiliate) as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.

     1.10 Exchange Act: means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.

     1.11 Fair Market Value: means the average of the closing bid and asked prices of a share of Common Stock on the American Stock Exchange on the date as of which such value is being determined or, if no sales occurred on such day, then on the immediately preceding date on which there were such sales.

     1.12   Incentive: means a right to purchase shares of Common
Stock in accordance with the terms of this Plan.

     1.13 Non-Qualified Option or Option: means an option to purchase shares of Common Stock granted in accordance with the terms of Section 5.1 hereof, the taxation of which is subject to the provisions of Section 83 of the Code.

     1.14 Participant: means an Employee who is granted an Incentive under this Plan.

     1.15 Plan: means this 2001 Long-Term Incentive Compensation Plan, as the same may be amended from time to time.

     1.16 Retirement or Retire: means a Participant's voluntary separation from service on or after age 62.

     1.17 Other Definitions: The following terms shall have the meanings ascribed below: "Effective Date" is defined in Section
2.1 hereof; "non-employee director" is defined in Section 4.1 hereof; "Performance Cycle" and "Vesting Period" are defined in
Section 5 hereof.

                             ARTICLE II
                    ADOPTION; RESERVATION OF SHARES

     2.1   Adoption and Effective Date.   The Plan was first
adopted by the Board of Directors on June 13, 2001, and shall be effective as of such date (the "Effective Date").

     2.2   Duration.  This Plan shall commence on its Effective
Date and shall remain in effect until all Incentives have been satisfied by the issuance of shares of Common Stock or have been terminated or forfeited.

     2.3 Number and Type of Shares. Subject to adjustment as provided in Section 2.5 hereof, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 235,000 shares. Except as provided in Section 2.4 hereof, the number of shares available for grant, transfer, issuance or other payment under the Plan shall be reduced by the number of shares actually granted, transferred, issued or paid hereunder. Common Stock issued in connection with the grant of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.

     2.4 Replenishment. Shares of Common Stock covered by Incentives that are not earned or that are canceled, forfeited, terminated, expired or otherwise lapse for any reason and Incentives that are not exercised shall again be available for grant or issuance under the Plan. Shares of Common Stock tendered in consideration of an exercise price or the payment of taxes shall increase the number of shares of Common Stock available for grant or issuance hereunder.

     2.5 Adjustment. In the event of any merger, consolidation or reorganization of the Company with another entity, there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in the transaction.

     In the event of any recapitalization, stock dividend, stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock. In the event of any such substitution or adjustment, the purchase price of any Option, the Performance Objectives applicable to any Incentive, and the shares of Common Stock issuable pursuant to any Incentive shall be adjusted in the discretion of the Committee to the extent necessary to prevent the dilution or enlargement of any Incentive granted hereunder.

                               ARTICLE III
                              PARTICIPATION

     3.1 Eligibility. Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan when designated by the Committee. Employees can be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.

     3.2 No Continued Employment. No Participant shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant of an Incentive or the issuance of Common Stock hereunder.

                               ARTICLE IV
                         ADMINISTRATION OF PLAN

     4.1 Composition of Committee. This Plan shall be administered by a committee appointed by the Board of Directors, consisting of not less than two persons, which shall ordinarily be the Salary Committee of the Board, provided that:

     a. To the extent the grant of an Incentive is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a "non-employee director" within the meaning of such rule.

     b. The Committee, in its discretion, may delegate to one or more executive officers of the Company the authority to make grants of Incentives to Participants hereunder, except that the authority to make grants that are intended to be exempt transactions under Rule 16b-3 promulgated under the Exchange Act shall not be delegated.

     4.2 Power and Authority. The Committee shall have the discretionary power and authority to (a) designate Participants hereunder, (b) award Incentives under the Plan, including the determination of the terms and conditions thereof, (c) construe and interpret the provisions of the Plan and any form or agreement related thereto, (d) establish and adopt rules, regulations, and procedures relating to the Plan and the grant of Incentives hereunder, including, without limitation, procedures for the crediting of periods of employment with an Affiliate and/or during any period of part-time employment, (e) interpret, apply and construe such rules, regulations and procedures, and (f) make any other determination which it believes necessary or advisable for the proper administration of the Plan.

     Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make determinations selectively among Participants who receive or are eligible to receive Incentives hereunder, whether or not such Participants are similarly situated.

     4.3 Exercise of Power by Board. Notwithstanding any provision of the Plan to the contrary, the Board of Directors may act in lieu of the Committee hereunder.


                                 ARTICLE V
                            GENERAL PROVISIONS

     5.1 Vesting. Unless otherwise provided in any agreement evidencing an Incentive granted hereunder, subject to any additional limitations imposed under Section 6.1, and subject to earlier termination as provided herein, any such Incentive shall vest over a four-year period, as follows:

     a. No portion of the Incentive shall vest during the one-year period following its grant;

     b. 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the first anniversary date of the grant (such annual period referred to herein as a "Vesting Period");

     c. An additional 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the second anniversary date of the grant;

     d. An additional 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the third anniversary date of the grant; and

     e. An additional 25% of the aggregate number of shares of Common Stock subject to such Incentive shall vest and be exercisable on the fourth anniversary date of the grant.

     5.2 Performance Objectives. The Committee, in its discretion, may impose Performance Objectives as a condition of the grant of Incentives hereunder, such objectives to be achieved during the period designated by the Committee (the "Performance
          Cycle"). The Committee shall establish such Performance Objectives at the time of grant or annually during the term of such grant. Once established, Performance Objectives may be changed, adjusted or amended during the Performance Cycle, in the discretion of the Committee. The Committee may waive all or any portion of the Performance Objectives during or after the term of the grant on account of a change in circumstances.

     At the conclusion of the term of an affected Incentive or any Performance Cycle, the Committee shall determine the portion of such grant that shall be deemed free of restriction on account of the attainment of the applicable Performance Objectives. The Committee shall notify each affected Participant as to whether the Performance Objectives have been achieved, in whole or in part, and the number of shares of Common Stock free of restriction on account of the attainment of such objectives.

                                ARTICLE VI
                                 OPTIONS

     6.1 Grant of Options. The Committee may grant Options to such Participants as it may designate, from time to time, subject to the following terms and conditions:

     a. The exercise price of an Option granted hereunder shall not be less than the Fair Market Value of the Common
          Stock as of the date on which the Option is granted.

     b. The number of shares of Common Stock subject to an Option shall be designated by the Committee at the time of grant.

     c. The term of each Option shall be determined by the Committee, but shall not be longer than 10 years, measured from the date of grant.

     d. The exercise of an Option granted hereunder may be subject to such Performance Objectives or other conditions as the Committee may designate.

     e. Each Option shall be exercisable at such time or times during its term as may be determined by the Committee.

     6.2 Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.

     6.3 Effect of a Severance of Employment. Unless otherwise provided by the Committee in an agreement evidencing the grant of an Option hereunder, Options shall be exercisable only while a Participant is an Employee of the Company or an Affiliate;
thereafter, such Options shall be exercisable:

     a. During the one-year period following the date of a Participant's death or Disability, but only to the extent exercisable as of the date of such event.

     b.   During the one-year period following a Participant's
          Retirement, all options granted to a Participant shall vest and be exercisable.

     c. During the 120-day period following a Participant's separation from service for any other reason, except
          Cause, but only to the extent exercisable as of the date of such severance.

If a Participant's employment is terminated for Cause, then unless the Committee expressly provides to the contrary under the terms of an individual grant:

     a. Options granted hereunder (whether or not then vested) shall be deemed canceled and forfeited as of the date of such termination; and

     b. Not later than 30 days after such termination, the Participant shall return to the Company the Economic Value of any Option exercised during the term of employment. For this purpose, the term "Economic Value" shall mean the difference between the Option Price and the Fair Market Value of Common Stock as of the date of such termination, multiplied by the number of Options previously exercised by such Participant.

     6.4 Manner of Exercise; Issuance of Common Stock. An Option shall be exercised, in whole or in part, by providing notice to the Committee (or its designee), specifying the number of shares of Common Stock to be purchased and accompanied by the full purchase price for such shares. The option price shall be payable in the form of cash (including cash equivalents) or, if permitted under the terms and conditions applicable to a specific grant, by delivery of shares of mature Common Stock held by the Participant, a combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the option price shall be valued at Fair Market Value as of the date of exercise. For purposes of this paragraph, the term "mature" shall mean that a Participant acquired Common Stock by open market purchase, from a third-party party or held the shares for a period in excess of six months.

     A Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the purchase price of the shares. Any such transaction shall be with the consent of the Committee.

     As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant's name, certificates representing shares of Common Stock in the appropriate amount, including shares of stock subject to restrictions on transfer or other conditions.



                                 ARTICLE VII
                                MISCELLANEOUS

     7.1 Amendment and Termination. The Board of Directors may amend or terminate this Plan at any time, in its sole discretion; provided, however, that no such amendment or termination shall materially change or impair, without the consent of each affected Participant, the terms and conditions of an Incentive previously granted hereunder.

     7.2 Transferability of Incentives. Except as expressly provided in this Section 7.2, no Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder's death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant's lifetime, an Incentive may be exercised only by the Participant or by the guardian or legal representative of such person.

     7.3 Withholding. The Company shall have the right to withhold from any payment made under the Plan or to collect as a condition of any such payment, any taxes required by law to be withheld. To the extent permitted under a specific grant of an Incentive hereunder, a Participant may satisfy this obligation, in whole or in part, by directing the Company to withhold from such payment shares of Common Stock having a Fair Market Value equal to the amount required to be withheld, determined for Federal income tax purposes at a rate not in excess of the rates applicable to supplemental wage payments under Code Section 3402. Common Stock withheld hereunder shall be valued at Fair Market Value, determined as of the date that the amount of tax to be withheld shall be determined. Once delivered to the Committee, an election shall be irrevocable.

     7.4 Lapse of Restrictions Upon Change in Control. Unless otherwise provided by the Committee at the time of grant hereunder, in the event of a Change in Control, all Options granted hereunder shall immediately become and remain vested and exercisable during the one-year period following such Change in Control or such longer period permitted under an individual grant, and all Performance Objectives and vesting restrictions shall be deemed satisfied or lapsed with respect to any Restricted Stock awarded hereunder.

     Unless otherwise provided in a separate agreement between the Company or an Affiliate and a Participant hereunder and notwithstanding any provision of this Plan to the contrary, if the aggregate present value of all "parachute payments" payable to a Participant who is a "disqualified person" shall not exceed 300% of such Participant's "base amount" minus one dollar (all determined in accordance with Code Section 280G). To the extent necessary to comply with such limit, each affected Participant shall be deemed to have forfeited Incentives otherwise accelerated hereunder or such other payments or benefits as the Participant may designate. If such Participant fails to designate Incentives, payments or benefits for reduction hereunder, the Participant shall be deemed to have forfeited Incentives.

     7.5 Agreements. The terms of each Incentive granted hereunder shall be evidenced by an agreement between each Participant and the Committee setting forth the terms and conditions applicable to such Incentive; such agreement shall be made in writing or by such electronic means as the Committee deems appropriate.

     7.6 Additional Legal Requirements. The obligation of the Company or any Affiliate to deliver Common Stock to any Participant hereunder or to deliver such stock free of restriction shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee. Certificates for shares of Common Stock issued hereunder may be legended as the Company or the Committee shall deem appropriate.

     7.7 Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the laws of the State of Mississippi.

     7.8 Other Benefits. Incentives granted to a Participant under the terms of the Plan shall not impair or otherwise reduce such Participant's compensation, life insurance or other benefits provided by the Company or an Affiliate; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.

     THIS PLAN was approved by the Board of Directors of NBC Capital Corporation on June 13, 2001, to be effective as of such date.


                                       NBC CAPITAL CORPORATION